Exhibit 99.1

Contacts:
Akesis Pharmaceuticals, Inc.	Lippert/Heilshorn & Associates
Jay Lichter, Ph.D., President & CEO	Don Markley (dmarkley@lhai.com)
jlichter@akesis.com	Eleanor Tang (etang@lhai.com)
(858) 454-4311	(310) 691-7100

Akesis Pharmaceuticals Appoints Carl LeBel to Board of Directors

SAN DIEGO (December 17, 2007) – Akesis Pharmaceuticals, Inc. (OTC/BB: AKES), an emerging diabetes drug-development company, today announced it has appointed Carl Lebel, Ph.D., to serve on its board of directors. Dr. LeBel has more than 17 years of experience as a biopharmaceutical industry executive, including 14 years at Amgen Inc. where he was an executive director for program management and strategic operations. Most recently his responsibilities at Amgen included overseeing global cross-functional program activities for a late-stage development candidate in osteoporosis, but he also has extensive experience in the area of metabolic diseases.

“We are very pleased with the appointment of Carl LeBel to our board,” said Akesis President and Chief Executive Officer, Jay Lichter. “We believe his professional experience and industry relationships will play an important role as we advance our product candidates through clinical trials and develop relationships with potential strategic partners.”

Prior to joining Amgen, Dr. LeBel held pharmacology and toxicology positions at Arthur D. Little Inc. and Alkermes Inc. from 1990 to1993. He holds a B.S. in Chemistry from the University of Detroit, a Ph.D. in Biomedical Sciences/Toxicology from Northeastern University, and has completed a National Institute of Environmental Health Sciences postdoctoral fellowship in Community and Environmental Medicine at the University of California, Irvine. He is also a director at Ash Stevens Inc., a privately held pharmaceutical contract manufacturer.

About Akesis Pharmaceuticals

Akesis Pharmaceuticals has a pipeline of innovative oral product candidates for the treatment of diabetes and related metabolic disorders. These product candidates are supported by issued and filed U.S. patents for both prescription and over-the-counter treatments that combine anti-diabetic trace minerals with certain classes of diabetes oral agents. Akesis’ product candidates have demonstrated preliminary evidence of efficacy in lowering and controlling blood glucose levels in patients with Type 2 diabetes. Blood sugar control via oral drugs represents a market opportunity in the billions of dollars, as reports indicate that approximately 20 million people suffer from diabetes in the United States alone. More information can be found at www.akesis.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “will”, “expects”, “should”, “believes”, “anticipates” or words or phrases of similar meaning. Examples of such statements include statements relating to the advancement of Akesis’ clinical trials and its development of relationships with potential strategic partners. Stockholders, potential investors and other readers are cautioned that these forward-looking statements are predictions based only on current information and expectations that are inherently subject to risks and uncertainties that could cause future events or results to differ materially from those set forth or implied by the forward-looking statements. Certain of those risks and uncertainties are discussed in Akesis’ filings with the Securities and Exchange Commission, including Akesis’ most recent annual report on Form 10-K (as amended by its annual report on Form 10-K/A) and quarterly reports on Form 10-QSB. These forward-looking statements are only made as of the date of this press release, and Akesis does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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